Exhibit 99.2

ClearSign Technologies Corporation Prices Underwritten Public Offering of Common Stock

SEATTLE, Washington, August 20, 2020 – ClearSign Technologies Corporation (“ClearSign” or “the Company”) (Nasdaq: CLIR), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today announced the pricing of an underwritten public offering of 2,250,000 shares of its common stock at a price to the public of $2.00 per share, for gross proceeds of $4,500,000. The Company has also granted to the underwriters a 20-day option to purchase, at the same price per share as the underwriters paid for the initial shares, an additional 337,500 shares to cover over-allotments in connection with the offering, which if exercised in full would increase the gross proceeds to $5,175,000.

The offering is expected to close on or about August 24, 2020, subject to customary closing conditions.

ClearSign intends to use the net proceeds from the offering for working capital, research and development, marketing and sales, and general corporate purposes.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (Nasdaq: NHLD), is acting as the sole book-running manager of the offering. The Liquid Venture Partners group at National Securities is responsible for sourcing and executing the offering.

The shares described above are being offered by ClearSign pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement, and accompanying base prospectus relating to this offering, may be obtained from National Securities Corporation, Attn: Charles Wanyama, ECM -Syndicate, 200 Vesey Street, 25th Floor New York, NY 10281, email: cwanyama@yournational.com, telephone: (212)-417-3634.

About ClearSign Technologies Corporation
ClearSign Technologies Corporation (Nasdaq:CLIR) designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. The Company’s patented technologies, embedded in established OEM products as ClearSign Core™, and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Safe Harbor
This press release contains forward-looking statements regarding the proposed public offering and the intended use of proceeds from the offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed in the section “Risk Factors” included in the preliminary prospectus supplement filed with the SEC on August 19, 2020. ClearSign cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Contact:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com